O2DIESEL ANNOUNCES TIMEFRAME FOR SUBMITTING
STOCKHOLDER PROPOSALS

Newark, DE - O2Diesel Corporation (AMEX: OTD) today announced the timeframe for submitting stockholder proposals in connection with O2Diesel’s annual stockholders' meeting.

As previously announced, O2Diesel has entered into an agreement with ProEco Energy Company, Inc. and its shareholders, in which O2Diesel and ProEco plan to build a new fuel-grade ethanol plant with planned capacity of 100 million gallons per year to be built in two 50 million gallon trains.  As a condition to the closing, O2Diesel is obligated to secure financing necessary to build the ethanol plant. To finance these construction costs, O2Diesel expects to raise $100 to $140 million in debt and between $60 and $80 million in equity in two tranches in 2007. The equity transaction will require stockholder approval. Currently, the company is negotiating the terms for the debt and equity.

O2Diesel anticipates holding its annual stockholders' meeting no later than September 30, 2007. Previously, O2Diesel disclosed the annual stockholder meeting would be held on June 21, 2007. At this time, O2Diesel is announcing the timeframe for submitting stockholder proposals to be considered for inclusion in the company's proxy statement for the annual meeting. Proxy materials and O2Diesel's 2006 annual report will be mailed to stockholders by the company's transfer agent in accordance with O2Diesel's bylaws and AMEX rules.

Stockholder Proposals to be Included in O2Diesel's Proxy Statement

To be considered for inclusion in the proxy statement, stockholder proposals must be submitted in writing to the Corporate Secretary, O2Diesel Corporation, 100 Commerce Drive, Suite 301, Newark, Delaware 19713, and received by O2Diesel by July 17, 2007.

Stockholder Proposals to be Introduced from the Floor of the Annual Meeting

As required by the company's bylaws, stockholder proposals to be introduced from the floor during the annual meeting, and stockholder nominations of candidates for election as directors, must be submitted in writing to the Corporate Secretary, O2Diesel Corporation, 100 Commerce Drive, Suite 301, Newark, Delaware 19713, no later than 15 days after the notice for the annual meeting date is mailed to stockholders or publicly disclosed.

More About O2Diesel: The Company and Its Fuel Technology

O2Diesel Corporation (AMEX:OTD) and its U.S. subsidiary O2Diesel, Inc., is a pioneer in the commercial development of a cleaner-burning diesel fuel alternative that provides exceptional performance and environmental qualities for centrally fueled fleets and off-road equipment of all kinds. Engineered and designed for universal application, O2Diesel™ is an ethanol-diesel blend that substantially reduces harmful emissions without sacrificing power and performance. Extensive independent and government-recognized laboratory and in-use field tests have demonstrated the effectiveness of O2Diesel™ -- the introduction of this cost-effective, cleaner-burning diesel fuel is now underway in the United States and other global markets. For more information please refer to www.o2diesel.com.

Forward Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding O2Diesel Corporation’s business which are not historical facts are ‘forward-looking statements’ that involve risks and uncertainties. Forward-looking statements are subject to a variety of risks and uncertainties which could cause actual events or results to differ from those reflected in the forward-looking statements, including, without limitation, the failure to obtain adequate financing on a timely basis and other risks and uncertainties. Actual results could differ materially from those projected in the forward-looking statements, as a result of either the matters set forth or incorporated in this report generally or certain economic and business factors, some of which may be beyond the control of O2Diesel. These factors include adverse economic conditions, entry of new and stronger competitors, inadequate capital, unexpected costs, failure to gain product approval in the United States or foreign countries for the commercialization and distribution of our products, failure to capitalize upon access to new markets and failure in obtaining the quality and quantity of ethanol necessary to produce our product at competitive prices. O2Diesel disclaims any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. “O2Diesel” and “CityHome” are trademarks of O2Diesel Corporation.

Contact:
O2Diesel Corporation
Alan Rae
+1 (302) 266 6000

Or

Alliance Advisors, LLC
Mark McPartland
+1 (914) 244-0062

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